FOR FURTHER INFORMATION CONTACT:
                                           ELAINE D. CROWLEY
                                           SR.  VICE PRESIDENT, CHIEF FINANCIAL
                                           OFFICER
                                           (817) 347-8200

        BOMBAY REVISES FOURTH QUARTER AND FISCAL 2004 OPERATING RESULTS

                  FOURTH QUARTER AND ANNUAL RESULTS IMPROVED
         OPERATING CASH FLOWS RESTATED; NO IMPACT ON TOTAL CASH FLOWS

FOR IMMEDIATE RELEASE - APRIL 29, 2005

     FORT WORTH, TEXAS - The Bombay Company, Inc. (NYSE-BBA) announced that earnings for the fourth quarter ended January 29, 2005 were $7.2 million or $0.20 per diluted share compared to earnings of $12.1 million or $0.33 per diluted share for the corresponding period of the prior fiscal year. For the fiscal year ended January 29, 2005, the Company reported a loss of $12.2 million or $0.34 per share compared to earnings of $9.9 million or $0.28 per share for the fiscal year ended January 31, 2004. These and all other amounts in the press release have been presented on a basis consistent with the restatement described below.

     Earnings for the quarter are $66,000 higher than announced on March 22, 2005 and the loss for the year is $621,000 lower than previously announced as a result of recording the adjustment relating to pre-opening lease cost described below. Net revenue, selling, general and administrative expenses and interest were not affected by the change. The Company also revisited the treatment of landlord construction allowances. The effect is an increase to cash flow from operations and a corresponding decrease in cash flows from investing activities for the same period. Commentary on the quarter included in the prior release continues to be applicable.

LEASE ACCOUNTING CHANGE AND CASH FLOW RESTATEMENT

   The Company previously announced in its press release dated March 22, 2005, that like many other companies in the retail industry, it had reviewed its lease accounting practices and indicated that it planned to restate its previously filed financial statements when it files its Annual Report on Form 10-K for the fiscal year ended January 29, 2005. Subsequently, additional clarification was provided by the staff of the Securities and Exchange Commission (the "SEC") relative to the acceptability of capitalizing construction period rent, and in a March 29, 2005 press release, the Company announced that it was withdrawing its restated financial results while it reassessed the manner in which it planned to revise its lease accounting practices.

   Historically, the Company has recognized store lease expense on a straight-line basis beginning on the date the store opened. This generally had the effect of excluding the pre-opening store build out, fixturing and merchandise stocking periods during which the Company typically had no rent payments. The previously announced results indicated that the Company planned to include the rent-free, build out, fixturing and merchandise stocking period in the period over which straight-line rent should be expensed. After further evaluation, the Company has adopted an accounting policy to capitalize rent during the construction period and recognize straight line rent expense upon the store becoming substantially complete and ready for its intended use, which results in our recording rent expense during the merchandise stocking period. The impact of the adoption of the new accounting policy was not material to the operating results for any previously reported fiscal year or interim period; however, the Company has elected to restate prior year financial statements in order to provide transparency as to the effect of the change on the prior period results and to enhance the comparability of the prior financial information.

   As a result of this change, the Company is decreasing its previously reported Fiscal 2003 net income by $85,000 and increasing its Fiscal 2002 net income by $11,000, neither of which change diluted earnings per share for those periods. The impact on the Company's January 31, 2004 consolidated balance sheet is an increase in net property and equipment of approximately $4.6 million, an increase in total assets of approximately $4.8 million, an increase in total liabilities of approximately $5.2 million, and a decrease in stockholders' equity of approximately $0.4 million.

   The change has no effect on historical or future cash flows or the timing of payments under the Company's leases.

   Additionally, in prior periods, the Company reflected proceeds from landlord construction allowances as a separate component of cash flows from investing activities in the consolidated statements of cash flows. The Company reviewed its accounting and reporting with respect to landlord allowances and has restated its historical Fiscal 2003 and Fiscal 2002 consolidated statement of cash flows to record such proceeds as a component of cash flows from operating activities. The impact of the restatement is as follows (in thousands):

Fiscal 2003                                As Reported  Adjustment  As Restated
Net cash provided by (used in) operations  $   (8,682)   $  11,900   $     3,218
Net cash (used in) investing activities    $  (28,990)   $ (11,900)  $   (40,890)

Fiscal 2002                                As Reported  Adjustment  As Restated

Net cash provided by operations             $   25,626    $  3,525    $    29,151
Net cash (used in) investing activities     $   (9,935)   $ (3,525)   $   (13,460)

   The adjustment has no impact on total cash flows for each period, liquidity of the Company or its outlook for Fiscal 2005.

   The Bombay Company, Inc. designs, sources and markets a unique line of home accessories, wall d{e'}cor and furniture through retail outlets, specialty catalogs and the internet in the U.S. and internationally.

   Any statements in this press release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Those risks are described in the Company's public announcements, reports to stockholders and SEC filings, including but not limited to Reports on Forms 10-K, 8-K and 10-Q, copies of which are available from the SEC or may be obtained upon request from the Company. The Company undertakes no obligation to revise the forward-looking statements contained therein to reflect events or circumstances after the date thereof as a result of new information, future events or otherwise.

                                      * * *

                                    THE BOMBAY COMPANY, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           (In thousands, except store counts and per share amounts)
                                                 (unaudited)



                                                            THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                          JANUARY 29, JANUARY 31,  JANUARY 29, JANUARY 31,
                                                             2005       2004         2005        2004
                                                                      (restated)               (restated)
Net revenue                                                 $203,358   $211,564     $576,087   $596,435
Costs and expenses:
 Cost of sales, buying and store
     occupancy costs                                         144,937    144,406      428,561    421,459
 Selling, general & administrative expenses                   46,984     47,102      165,658    158,446

Operating income (loss)                                       11,437     20,056     (18,132)     16,530
  Interest income                                                 22         31           67        176
  Interest expense                                             (273)      (238)        (601)      (621)
Income (loss) before income taxes                             11,186     19,849     (18,666)     16,085
Provision (benefit) for income taxes                           3,988      7,704      (6,461)      6,219
Net income (loss)                                             $7,198    $12,145    $(12,205)     $9,866

Net income (loss) per basic share                              $0.20      $0.34      $(0.34)      $0.28
Net income (loss) per diluted share                            $0.20      $0.33      $(0.34)      $0.28

Avg. common shares outstanding                                35,857     35,292       35,697     34,649
Avg. common shares outstanding and dilutive common shares
                                                              36,505     36,562       35,697     34,966

OTHER SELECTED FINANCIAL AND OPERATING DATA
Capital expenditures, net                                    $10,394     $5,535      $36,850    $40,890
Depreciation and amortization                                 $5,777     $4,861      $18,814    $18,253

Stores opened                                                     19         39           66         84
Stores converted                                                   -          -            -          4
Stores closed                                                     10         17           35         35

Store composition:
Large format                                                     384        365
Regular stores                                                    20         25
Outlet                                                            47         46
KIDS                                                              51         35
Total                                                            502        471
Square footage (in thousands)                                  2,020      1,847

                                  THE BOMBAY COMPANY, INC. AND SUBSIDIARIES
                                        CONSOLIDATED BALANCE SHEETS
                                                (UNAUDITED)

(Dollars in thousands)
                                                 JANUARY 29,  JANUARY 31,
                                                   2005         2004
                                                              (restated)
ASSETS
Current assets:
   Cash and short-term investments                   $9,168      $25,619
   Inventories                                      144,702      138,908
   Other current assets                              27,022       26,012

Total current assets                                180,892      190,539

Property and equipment, net                          92,012       72,688
Goodwill, net                                           423          423
Deferred taxes                                        5,052          593
Other assets                                          5,794        5,492

TOTAL ASSETS                                       $284,173     $269,735

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses             $48,997      $35,348
   Income taxes payable                                   -        1,103
  Accrued insurance                                   4,081        3,730
  Accrued payroll and bonuses                         5,660        8,019
  Gift certificates redeemable                        8,312        7,129

   Total current liabilities                         67,050       55,329

Accrued rent and other non-current liabilities       35,192       23,389

Stockholders' equity:
   Preferred stock                                        -            -
   Common stock                                      38,150       38,150
   Additional paid-in capital                        79,700       79,210
   Retained earnings                                 73,737       85,942
   Accumulated other comprehensive income               944          122
   Treasury stock                                   (9,268)     (11,555)
   Deferred compensation                            (1,332)        (852)

   Total stockholders' equity                       181,931      191,017

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           $284,173     $269,735